Exhibit 99.1

     The following information with respect to Mr. Carl Warden, a beneficial owner of more than 5% of NYFIX, Inc.’s common stock, should have been included in the section entitled "Security Ownership of Certain Beneficial Owners and Management" in NYFIX, Inc.’s Proxy Statement dated April 28, 2009, as filed with the Securities and Exchange Commission and distributed to stockholders:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of	Common Stock		Series B Preferred Stock

Beneficial Owner	Amount and	Percent	Amount and Nature	Percent
	Nature of	of Class	of Beneficial	of
	Beneficial	(1)	Ownership	Class
	Ownership			(1)

Beneficial Owners of
More Than 5% of
Common Stock

Carl Warden	3,302,482 (1)	8.55%	0	-
c/o
Frank E. Lawatsch, Jr.
7 Times Square
New York, NY 10036

(1)	Based upon the Form 13D filed by Mr. Warden on July 31, 2007, includes (i) 100,000 shares of Common Stock held by The Carl and Vicki Warden Family Foundation (the "Foundation"), of which Mr. Warden is the trustee, (ii) 457,871 shares of Common Stock held in a multi-generational trust (the "Trust") and (iii) 766,092 shares of Common Stock for which Mr. Warden has a power of attorney (the "Power of Attorney Shares") which enables him to dispose of such shares. Includes 2,536,390 shares as to which Mr. Warden has sole voting power. Includes 3,302,482 shares as to which Mr. Warden has sole dispositive power. Mr. Warden disclaims beneficial ownership of the shares held by the Foundation and the Trust, as well as the Power of Attorney Shares. Does not include an aggregate of 1,613,810 shares of Common Stock held by certain adult members of Mr.

Warden’s family and their children.